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                  [LETTERHEAD OF GIORDANO, HALLERAN & CIESLA]

                                                                       EXHIBIT 5

                               November 3, 1998

Roberts Pharmaceutical Corporation
Meridian Center II
4 Industrial Way West
Eatontown, New Jersey  07724

     Re: Registration Statement on Form S-8 relating to the Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan, as Amended, and the Roberts Pharmaceutical Corporation Employees Savings and Protection Plan

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), filed on this date by Roberts Pharmaceutical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), to which this opinion letter is attached as an exhibit, for the registration of an additional 1,500,000 shares of Roberts Pharmaceutical Corporation Common Stock, $.01 par value per share ("Common Stock"), which have been reserved for issuance under the Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan, as amended (the "Equity Incentive Plan").

     We have examined the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified of photostatic copy, and the authenticity of the original of each such latter document. In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered by this Registration Statement, when issued under the Equity Incentive Plan, will have been duly
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GIORDANO, HALLERAN & CIESLA
A Professional Corporation
ATTORNEYS AT LAW

Roberts Pharmaceutical Corporation
November 3, 1998
Page 2


executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

     On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of such shares in accordance with the provisions of the Equity Incentive Plan, the shares of Common Stock will be validly issued, fully paid and non-assessable.

     In addition to the shares of the Company's Common Stock being registered pursuant to the Equity Incentive Plan, 500,000 shares of the Company's Common Stock are being registered with respect to the Roberts Pharmaceutical Corporation Employees Savings and Protection Plan (the "401(k) Plan") in connection with a company stock fund which is being added as an investment option under the 401(k) Plan. We have been advised by the Company that the shares of Common Stock to be acquired by the 401(k) Plan will be purchased in open market transactions. Accordingly, as the shares of the Company's Common Stock to be acquired by the 401(k) Plan will not be original issuance shares, we are not required to and do not express any opinion as to the legality of such shares of the Company's Common Stock which are being registered with respect to the 401(k) Plan.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              GIORDANO, HALLERAN & CIESLA
                              A Professional Corporation